UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 16, 2006

ING USA Annuity and Life Insurance Company

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(Exact name of registrant as specified in its charter)

IOWA

(State of Incorporation)

333-133076, 333-133152, 333-133153,

333-133154, 333-133155, 333-133156

(Commission File Numbers)

#41-0991508

(IRS Employer Identification Number)

1475 Dunwoody Drive, West Chester, PA 19380-1478

(Address of principal executive offices)            (Zip Code)

Registrant's telephone number, including area code      610-425-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

THIS FILING IS MADE IN ACCORDANCE WITH ITEM NO. 8.01 OF SECTION 8 OF FORM 8-K:

Item 8.01	Other Events.

The following information should be read in conjunction with the Form 10-K Annual Report of ING USA Annuity and Life Insurance Company filed on March 30, 2006.

As previously reported, like many financial services companies, certain U.S. affiliates of ING Groep, N.V. (“ING”), including ING USA Annuity and Life Insurance Company (the “Company”) have received informal and formal requests for information from various state and federal governmental agencies and self-regulatory organizations in connection with inquiries and investigations of the products and practices of the financial services industry. In each case, the Company and its affiliates have been and are providing full cooperation. In connection with one such investigation, certain Company affiliates have been named in a petition for relief and cease and desist order filed by the New Hampshire Bureau of Securities Regulation concerning ING’s administration of the New Hampshire state employees deferred compensation plan. ING is cooperating with this regulator to resolve the matter. Other federal and state regulators could initiate similar actions in this or other areas of ING’s business.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ING USA Annuity and Life Insurance Company

(Registrant)

Date: June 29, 2006	/s/James A. Shuchart
James A. Shuchart